Exhibit 99.1

Nkarta to Host Conference Call Highlighting Preliminary Clinical Data from

Two Lead NK Cell Therapy Candidates

Call scheduled for Monday, April 25, 2022 8:00 a.m. ET

Clinical trial investigators to participate

SOUTH SAN FRANCISCO, Calif., Apr. 22, 2022 -- Nkarta, Inc. (Nasdaq: NKTX), a biopharmaceutical company developing engineered natural killer (NK) cell therapies to treat cancer, today announced that it will host a conference call on Monday, April 25, 2022 at 8:00 a.m. ET to review clinical data from its ongoing Phase 1 clinical trials assessing two lead clinical programs, NKX101 and NKX019. Leading investigators from the two clinical trials will join management for the discussion.

Conference Call and Webcast

To access the conference call, please dial:

+1 (866) 518-6930 (domestic)

+1 (203) 518-9797 (international)

Conference ID “Nkarta”

A simultaneous webcast of the conference call and accompanying slides will be available on the Investors section of Nkarta’s website, www.nkartatx.com,and a replay will be archived on the website for approximately four weeks.

About NKX101

NKX101, a wholly owned program of Nkarta, is a healthy donor-derived CAR-NK investigational therapy targeting NKG2D ligands on tumor cells. NKX101 is being investigated in an ongoing Phase 1 single-arm, multi-center, open label clinical trial that is designed to assess the safety and anti-tumor activity of NKX101 as a multi-dose, multi-cycle monotherapy in patients with relapsed/refractory acute myeloid leukemia and higher-risk myelodysplastic syndromes (MDS).

About NKX019
NKX019, a wholly owned program of Nkarta, is a healthy donor-derived CAR-NK investigational therapy targeting CD19. NKX019 is being investigated in an ongoing Phase 1 single-arm, multi-center, open label clinical trial that is designed to assess the safety and anti-tumor activity of NKX019 as a multi-dose, multi-cycle monotherapy in patients with relapsed/refractory B cell malignancies.

About Nkarta

Nkarta is a clinical-stage biotechnology company advancing the development of allogeneic, off-the-shelf natural killer (NK) cell therapies for cancer patients. By combining its cell expansion and cryopreservation platform with proprietary cell engineering technologies and CRISPR-based genome engineering capabilities, Nkarta is building a pipeline of future cell therapies engineered for deep anti-tumor activity and intended for broad access in the outpatient treatment setting. For more information, please visit the company’s website at www.nkartatx.com.

Nkarta Media/Investor Contact:

Greg Mann

Nkarta, Inc.

gmann@nkartatx.com